Exhibit 99.1

Luminar Reports Strong Second Quarter 2023 Business Update and Financials
On Track to Meet/Beat All 2023 Company Milestones and Financial Guidance
Q2 Revenue & EPS Exceed Guidance; Revenue Up 63% Year-over-Year
Orlando, Fla. — August 8, 2023 — Today Luminar (NASDAQ: LAZR), a leading global automotive technology company, provided its quarterly business update and financial results for the second quarter of 2023.
“As we realize our long-term vision, Luminar continues to prove that it can execute our ambitious plan across hardware, software/AI, and beyond. This puts us on the path to meet or beat our company-level milestones for the third consecutive year,” said Austin Russell, Luminar Founder and CEO. “This execution supports rapid new advancements for our customers and partners enabled by our technology, including: Nissan showcasing new intersection collision avoidance capabilities, Mobileye powering a new OEM autonomous vehicle program, the Polestar 3 becoming available to order with Luminar, NVIDIA advancing the collaboration, and our partnership with Scale delivering on our AI Engine.”

2023 Company-Level Milestone Targets and Financial Guidance:
Luminar provided a progress report on its three key business milestone targets to achieve by year-end 2023 and maintained its financial guidance.

1.Industrialization
Year-end Goal: Bring the high volume, automated facility in Mexico online and meet automaker SOP requirements (e.g., Volvo).
Status: The company brought the high volume facility online at the end Q1, ahead of guidance, and is making rapid progress towards meeting all automaker requirements to achieve start of production (SOP) readiness for the new factory by year end.
•In Q2, the facility continued to be optimized and thorough process validation is now underway.
•In Q2, Luminar also announced a partnership with TPK to build and operate an additional high volume factory in Asia.
•Recently, Luminar recruited Kevin Hinge as Executive VP of Manufacturing, Supply Chain and Quality, who will be responsible for the company’s industrialization efforts.
2.Product and Technology
Year-end Goal: Enter Iris+ C phase; complete software requirements for Volvo and Mercedes programs; develop a next-gen lidar prototype.
Status: The company is on track to meet or beat each of these goals. In Q2:
•Iris+ underwent validation and testing from its lead series production OEM.
•Luminar remains on schedule for its software1 deliverables for Volvo and achieved a key software milestone in Q2.
•Luminar integrated Iris+ software1 into its lead customer’s data collection vehicles.
3.Business Growth
Year-end Goal: Add at least $1 billion to the Order Book.
Status: The company is on track to meet or beat this goal. Throughout 2023, the company is signing deals across hardware, software/AI, and semiconductors with new and existing customers.
•In Q2, Plus announced that it is exclusively partnering with Luminar to equip its technology into
PlusDrive, to be factory-installed with commercial truck OEMs. Plus will also be Luminar’s exclusive provider of AI-based enhanced driver assist software for commercial trucking.

Key Q2 2023 Financials:
In Q2, Luminar exceeded the mid-point of its revenue guidance and its guidance for non-GAAP EPS, and maintained a strong balance sheet for accelerating business growth and reaching its profitability targets.
•Revenue: In line with expectations; Q2 revenue was $16.2 million, up 63% compared to Q2’22.
•GAAP and Non-GAAP net loss: Q2 GAAP net loss was $141.8 million, or $(0.37) per share; Q2 Non-GAAP net loss was $81.5 million, or $(0.21) per share.
•Cash, Cash Equivalents and Marketable Securities: Maintained strong cash position, including marketable securities, of $365.8 million as of June 30, 2023. Net cash used in operating activities was $(73.3) million. Free cash flow (operating cash flow less capital expenditures) was $(78.5) million.

2023 Financial Outlook:
Luminar is on track to meet or beat its financial guidance.

•Revenue Growth: Luminar expects at least 100% revenue growth in 2023.
•Gross Margin: The company expects to reach positive gross margin on a non-GAAP basis by the fourth quarter.
•Cash, Cash Equivalents and Marketable Securities (including Liquidity): The company expects to end the year with a balance of greater than $300 million, which is more than required to execute on its current plan for profitability. As Luminar’s business ramps up and launch costs ramp down throughout the year, the company expects to reduce its free cash flow spend in Q4 by approximately 50% relative to Q1, and Q2 of $(78.5) million.

Webcast Details:
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.

•What: Video webcast featuring quarterly business update, Q2 financials and live Q&A
•Date: Today, August 8, 2023
•Time: 2:00 p.m. PDT (5:00 p.m. EDT)

A live webcast of the event will be available on Luminar’s investor site at https://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation. For additional information or to be added to Luminar’s investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.

Footnote: 1Luminar software capabilities are still in development and have not achieved technological feasibility or production ready status.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP.

This release includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, net loss and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, transaction costs relating to acquisition activities, change in fair value of warrant liabilities, and provision for income taxes. Free Cash Flow is defined as operating cash flow less capital expenditures. We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. We include programs in our Order Book when (a) we have obtained a written agreement (e.g., non-binding expression of interest arrangement or an agreement for non-recurring engineering project) or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program. We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) None of our customers make contractual commitments to use our lidar sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) Customers cancel or postpone implementation of our technology; (iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) The product or vehicle model that is expected to include our lidar products may be unsuccessful, including for reasons unrelated to our technology. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen lidar prototype development, continued software development, program milestones and Order Book growth, and expected financial performance and position metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not guarantees of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

About Luminar

Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for production vehicles. For more information, please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$89,115	$69,552
Restricted cash	2,381	1,553
Marketable securities	276,678	419,314
Accounts receivable	16,809	11,172
Inventory	20,317	8,792
Prepaid expenses and other current assets	29,949	44,203
Total current assets	435,249	554,586
Property and equipment, net	79,144	30,260
Operating lease right-of-use assets	21,043	21,244
Intangible assets, net	28,157	22,077
Goodwill	19,879	18,816
Other non-current assets	16,302	40,344
Total assets	$599,774	$687,327

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$21,909	$18,626
Accrued and other current liabilities	66,039	52,962
Operating lease liabilities	6,071	5,953
Total current liabilities	94,019	77,541
Warrant liabilities	4,033	3,005
Convertible senior notes	613,810	612,192
Operating lease liabilities, non-current	16,701	16,989
Other non-current liabilities	358	4,005
Total liabilities	728,921	713,732
Stockholders’ deficit:
Class A common stock	31	29
Class B common stock	10	10
Additional paid-in capital	1,741,053	1,558,685
Accumulated other comprehensive loss	(808)	(4,226)
Treasury stock	(312,477)	(312,477)
Accumulated deficit	(1,556,956)	(1,268,426)
Total stockholders’ deficit	(129,147)	(26,405)
Total liabilities and stockholders’ deficit	$599,774	$687,327

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Products	$9,923	$1,798	$17,290	$3,339
Services	6,274	8,134	13,416	13,448
Total revenue	16,197	9,932	30,706	16,787
Cost of sales:
Products	25,059	16,987	44,262	28,805
Services	9,473	11,105	19,403	15,941
Total cost of sales	34,532	28,092	63,665	44,746
Gross loss	(18,335)	(18,160)	(32,959)	(27,959)
Operating expenses:
Research and development	67,483	40,941	136,535	74,050
Sales and marketing	15,654	7,189	29,383	16,587
General and administrative	42,420	38,150	86,910	68,175
Total operating expenses	125,557	86,280	252,828	158,812
Loss from operations	(143,892)	(104,440)	(285,787)	(186,771)
Other income (expense), net:
Change in fair value of warrant liabilities	26	11,733	(1,028)	7,876
Interest expense	(1,273)	(3,148)	(2,938)	(6,428)
Interest income	1,605	1,346	3,510	2,417
Other income (expense)	1,787	(743)	(2,278)	(275)
Total other income (expense), net	2,145	9,188	(2,734)	3,590
Loss before provision for (benefit from) income taxes	(141,747)	(95,252)	(288,521)	(183,181)
Provision for (benefit from) income taxes	9	(13)	9	391
Net loss	$(141,756)	$(95,239)	$(288,530)	$(183,572)
Net loss per share:
Basic and diluted	$(0.37)	$(0.27)	$(0.77)	$(0.52)
Shares used in computing net loss per share:
Basic and diluted	382,424,675	352,054,529	376,616,066	350,378,494

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(288,530)	$(183,572)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,536	2,544
Amortization of operating lease right-of-use assets	3,303	2,139
Amortization of premium (discount) on marketable securities	(1,611)	919
Loss on marketable securities	1,859	—
Change in fair value of private warrants	1,028	(7,876)
Vendor stock-in lieu of cash program	21,114	19,916
Amortization of debt discount and issuance costs	1,618	1,618
Inventory write-offs and write downs	13,432	4,778
Share-based compensation	115,149	65,323
Product warranty and other	3,084	171
Changes in operating assets and liabilities:
Accounts receivable	(5,635)	7,038
Inventories	(24,958)	(2,814)
Prepaid expenses and other current assets	13,858	(2,417)
Other non-current assets	(5,287)	(532)
Accounts payable	3,761	7,392
Accrued and other current liabilities	10,927	1,106
Other non-current liabilities	(8,631)	(931)
Net cash used in operating activities	(137,983)	(85,198)
Cash flows from investing activities:
Acquisition of Freedom Photonics LLC (net of cash acquired)	—	(2,759)
Acquisition of certain assets from Solfice Research, Inc.	—	(2,001)
Acquisition of Seagate's lidar business	(12,608)	—
Purchases of marketable securities	(171,118)	(270,440)
Proceeds from maturities of marketable securities	277,771	147,053
Proceeds from sales/redemptions of marketable securities	39,152	50,315
Purchases of property and equipment	(16,831)	(7,491)
Advances for capital projects and equipment	—	(1,673)
Net cash provided by (used in) investing activities	116,366	(86,996)
Cash flows from financing activities:
Net proceeds from issuance of Class A common stock under the Equity Financing Program	29,604	—
Proceeds from issuance of Class A common stock to a wholly owned subsidiary of TPK	10,000	—
Proceeds from exercise of stock options	1,570	1,791
Proceeds from sale of Class A common stock under ESPP	1,406	—
Payments of employee taxes related to stock-based awards	(572)	(1,724)
Repurchase of common stock	—	(80,878)
Net cash provided by (used in) financing activities	42,008	(80,811)
Net increase (decrease) in cash, cash equivalents and restricted cash	20,391	(253,005)
Beginning cash, cash equivalents and restricted cash	71,105	330,702
Ending cash, cash equivalents and restricted cash	$91,496	$77,697

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP cost of sales	$34,532	$28,092	$63,665	$44,746
Non-GAAP adjustments:
Stock-based compensation	(1,925)	(6,989)	(4,587)	(8,775)
Amortization of intangible assets	(166)	(259)	(331)	(303)
Non-GAAP cost of sales	$32,441	$20,844	$58,747	$35,668
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP gross loss	$(18,335)	$(18,160)	$(32,959)	$(27,959)
Non-GAAP adjustments:
Stock-based compensation	1,925	6,989	4,587	8,775
Amortization of intangible assets	166	259	331	303
Non-GAAP gross loss	$(16,244)	$(10,912)	$(28,041)	$(18,881)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(141,756)	$(95,239)	$(288,530)	$(183,572)
Non-GAAP adjustments:
Stock-based compensation	59,195	38,625	115,149	65,323
Amortization of intangible assets	1,098	793	2,160	856
Legal reserve related to employee matters	—	2,000	—	2,000
Transaction costs relating to acquisition activities	3	524	36	2,037
Change in fair value of warrant liabilities	(26)	(11,733)	1,028	(7,876)
Provision for income taxes	—	—	—	165
Non-GAAP net loss	$(81,486)	$(65,030)	$(170,157)	$(121,067)
GAAP net loss per share:
Basic and diluted	$(0.37)	$(0.27)	$(0.77)	$(0.52)
Non-GAAP net loss per share:
Basic and diluted	$(0.21)	$(0.18)	$(0.45)	$(0.35)
Shares used in computing GAAP net loss per share:
Basic and diluted	382,424,675	352,054,529	376,616,066	350,378,494
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	382,424,675	352,054,529	376,616,066	350,378,494

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating cash flow	$(73,309)	$(52,361)	$(137,983)	$(85,198)
Non-GAAP adjustments:
Capital expenditure:
Purchases of property and equipment	(5,151)	(2,487)	(16,831)	(7,491)
Advances for capital projects and equipment	—	(1,673)	—	(1,673)
Non-GAAP free cash flow	$(78,460)	$(56,521)	$(154,814)	$(94,362)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Summary of Stock-Based Compensation and Intangibles Amortization
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023		2022
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$1,925	$166	$6,989	$259
Research and development	20,541	599	8,714	201
Sales and marketing	9,792	333	2,741	333
General and administrative	26,937	—	20,181	—
Total	$59,195	$1,098	$38,625	$793

	Six Months Ended June 30,
	2023		2022
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$4,587	$331	$8,775	$303
Research and development	38,012	1,163	15,816	201
Sales and marketing	15,620	666	5,609	352
General and administrative	56,930	—	35,123	—
Total	$115,149	$2,160	$65,323	$856

Contact Information
Media Relations:
Milin Mehta
Press@luminartech.com

Investor Relations:
Aileen Smith
Investors@luminartech.com